Exhibit 15.1

July 30, 2026
The Board of Directors and Shareholders of IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated July 30, 2026, on our review of the interim financial information of IDACORP, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, is incorporated by reference in Registration Statement Nos. 333-287573, 333-125259 and 333-159855 on Form S-8 and Registration Statement Nos. 333-275318 and 333-285140 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho